EXHIBIT 99.1

Globaltech Reports First Quarter 2026 Financial Results and Provides Business Update

Revenue increased to $10.4 million for Q1 2026, reflecting expanded consolidated operations, including the contribution of Moda in Pelle / 123 Investments Limited

Reno, Nevada. May 21, 2026. GlobalTech Corporation (“Globaltech” or the “Company”) (OTCQB: GLTK), a U.S.-based technology platform, disclosed its financial results for the first quarter ended March 31, 2026, on May 15, 2026, and provides an update on its operating priorities.

For the three months ended March 31, 2026, Globaltech reported net revenue of approximately $10.4 million, compared with approximately $4.3 million for the same period in 2025. The increase primarily reflects revenue included from the Company’s 51% ownership interest in 123 Investments Limited, which operates the Moda in Pelle retail premium footwear platform, acquired on December 15, 2025, as well as contributions from international termination, broadband, technology services, and retail footwear revenue streams.

As of March 31, 2026, Globaltech reported total assets of approximately $100.8 million and total shareholders’ equity of approximately $36.1 million.

Financial Highlights

Metric	Q1 2026	Q1 2025
Net Revenue	$10.4 million	$4.3 million
GAAP Net Loss	$(4.0) million	$(1.1) million
GAAP Loss from Operations	$(3.2) million	$(0.9) million
Non-GAAP Loss from Operations*	$(3.2) million	$(0.7) million
Adjusted EBITDA*	$(1.3) million	$(0.1) million
Loss Per Common Share	$(0.014)	$(0.004)

*A non-Generally Accepted Accounting Principles (GAAP) financial measure, see “Non-GAAP Financial Measures”, below.

The Company reported a GAAP net loss of approximately $4.0 million for the quarter ended March 31, 2026, compared with a GAAP net loss of approximately $1.1 million for the prior-year period. Net loss attributable to Globaltech common shareholders was approximately $2.1 million, or $(0.014) per basic and diluted share. The Company’s Q1 2026 results were impacted by increased operating costs associated with the expanded consolidated business, integration of the retail footwear operations, depreciation and amortization, finance costs, and continued investment in the Company’s operating and technology roadmap.

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Management Commentary

“Q1 2026 was an important consolidation quarter for Globaltech,” said Dan Green, Chief Executive Officer of Globaltech. “Our reported revenue base expanded materially following the addition of a controlling interest in Moda in Pelle, while we continued to operate across telecom, broadband, technology services, and retail commerce. At the same time, we recognize that revenue growth alone is not the only measure of success. Our focus is on disciplined integration, practical execution, cost control, and building a more consistent operating cadence across the portfolio.”

Green continued: “We are managing Globaltech with a long-term orientation. That means reporting progress carefully, investing where there is visible proof, and maintaining a clear distinction between what is operating today and what remains under development. We believe shareholders are best served by disciplined capital allocation, conservative communication, and measurable execution.”

Operating Update

During the quarter, Globaltech continued to integrate its expanded operating base following the December 2025 acquisition of a controlling interest in 123 Investments Limited, which operates the Moda in Pelle brand. Moda in Pelle is a premium footwear business with retail, online, wholesale, and concession channels in the United Kingdom.

The Company noted that Q1 results for Moda in Pelle reflected the seasonality and cost structure of the retail footwear business. The Company expects to continue evaluating integration, operational efficiencies, inventory management, and technology-enabled opportunities within the retail platform. Any future improvement will remain subject to consumer demand, retail market conditions, execution, cost management, and other business risks.

Globaltech also continued to advance its broader technology-focused strategy, including internal platform development and commercialization planning across data, AI-enabled workflow, digital commerce, and sports league management applications. The Company’s approach remains proof-driven: prioritizing deployments, measurable use cases, and practical operating outcomes over promotional claims.

Capital Markets and Public Company Readiness

Globaltech continues to advance its public-company readiness, disclosure discipline, and capital markets roadmap. The Company remains focused on maintaining timely reporting, strengthening investor communications, improving internal review processes, bolstering corporate governance practices, and aligning public disclosures with applicable regulatory requirements and counsel review.

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Following its upgrade to the OTCQB Venture Market, Globaltech continues to advance its public-company readiness and longer-term capital markets roadmap, including preparations for a potential uplisting to the Nasdaq Capital Market, subject to regulatory review, market conditions, and satisfaction of all applicable exchange listing requirements.

Priorities for the Remainder of 2026

For the remainder of 2026, Globaltech expects to focus on:

1.	Integration discipline – improving operating visibility and reporting cadence across the consolidated portfolio.

2.	Operating performance – identifying cost, margin, and working-capital opportunities across the expanded business.

3.	Proof-first commercialization – advancing technology platforms through measurable deployments and customer use cases.

4.	Capital allocation – prioritizing initiatives with clear strategic fit, practical economics, and shareholder logic.

5.	Disclosure consistency – maintaining disciplined public communication and avoiding unsupported promotional claims.

The Company does not intend to pursue growth for its own sake. Its objective is to build a durable, technology-centric holding company supported by operating assets, disciplined execution, and scalable technology initiatives.

Non-GAAP Financial Measures

We have included non-GAAP loss from operations and Adjusted EBITDA in this press release as a supplement to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Non-GAAP loss from operations and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

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Non-GAAP loss from operations and Adjusted EBITDA have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. We believe non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric includes the effect of other income. Additionally, other companies in our industry may calculate non-GAAP loss from operations and Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. You should not consider non-GAAP loss from operations and Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

The Company defines non-GAAP loss from operations as GAAP loss from operations plus other income. The Company defines Adjusted EBITDA as GAAP net loss, plus depreciation and amortization, finance cost, income taxes, and exchange gain or loss. Non-GAAP loss from operations and Adjusted EBITDA are reconciled to GAAP below.

Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations

	Q1 2026	Q1 2025
GAAP Loss from Operations	$(3.247) million	$(0.944) million
Plus: Other Income	$0.084 million	$0.219 million
Non-GAAP Loss from Operations	$(3.164) million	$(0.725) million

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Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Q1 2026	Q1 2025
GAAP Net Loss	$(4.029) million	$(1.125) million
Add back (subtract)
Depreciation and Amortization	$1.909 million	$0.501 million
Finance Cost	$0.801 million	$0.347 million
Taxation	$0.065 million	$0.054 million
Exchange Gain / Loss	$(0.072) million	$0.137 million
Adjusted EBITDA	$(1.327) million	$(0.086) million

About Globaltech Corporation

Globaltech Corporation is a U.S.-based technology platform focused on operating businesses and technology-enabled platforms across telecom, broadband, retail commerce, AI, big data, and related digital services. Through strategic investments, operating subsidiaries, and technology initiatives, Globaltech seeks to build a diversified platform designed to support long-term value creation.

For more information, please visit www.globaltechcorporation.com.

Forward-looking statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements.

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Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (a) our ability to consolidate 123 Investments Limited’s (“123 Investment’s”) operations into ours and realize the expected benefits of integrating 123 Investments’ operations; (b) our strategic plans and treasury management initiatives; (c) our need for additional capital, the terms of such capital and the potential dilution to stockholders caused thereby, including through the issuance of additional shares of common stock or upon conversion of outstanding convertible notes; (d) foreign currency exchange losses, fluctuations and translation risks related to our business in Pakistan and the United Kingdom; (e) the international economic environment, geopolitical developments and unexpected global events, including economic downturns in Pakistan, the United Kingdom and globally, changes in inflation and interest rates, tariffs, increased borrowing costs and potential declines in the availability of funding; (f) the greater political, legal and economic risks associated with operating in emerging markets as compared to more developed markets; (g) the unpredictability of our revenue performance, including because a significant majority of our customers have not entered into long-term fixed contracts with us; (h) our ability to compete in highly competitive markets, which we expect to become increasingly competitive, and our ability to expand our customer base and retain existing customers; (i) our ability to keep pace with technological changes and evolving industry standards; (j) cyber-attacks and other cybersecurity threats that may lead to compromised or inaccessible telecommunications, digital and financial services, leaks or unauthorized processing of confidential information, and the potential loss of customer confidence resulting therefrom; (k) the highly capital-intensive nature of the telecommunications industry and the substantial and ongoing capital expenditures required to operate and grow our business; (l) the terms of our interconnect agreements and our access to third-party-owned infrastructure and networks over which we have no direct control; (m) increases in license fees and our ability to obtain, maintain, renew or replace licenses, which may be suspended or revoked; (n) risks related to our ability to continue conducting our activities in a manner that does not cause us to be deemed an investment company under the Investment Company Act of 1940, as amended; (o) the loss of important intellectual property rights or third-party claims alleging infringement of intellectual property rights; (p) our substantial indebtedness and debt service obligations, which could materially decrease cash flow and adversely affect our business and financial condition; (q) our ability to maintain ownership and control of Worldcall Telecom Limited and 123 Investments, as well as our status as a controlled company; (r) conflicts of interest; (s) our ability to comply with the extensive variety of laws and regulations applicable to our business and the uncertain judicial and regulatory environments in which we operate; (t) the fact that our operating subsidiaries, assets and certain of our officers and directors are located in Pakistan and the United Kingdom, which may affect shareholder rights, including the ability to enforce civil liabilities under U.S. securities laws; (u) the outcome of legal disputes, claims, investigations and litigation involving regulators, competitors and third parties; (v) risks relating to future divestitures, asset sales, joint ventures and acquisitions; (w) the absence of an active trading market for our common stock and the risk that such a market may not develop or be sustained; (x) future operating results; (y) our ability to uplist our common stock to Nasdaq, including the fact that we do not currently meet Nasdaq’s initial listing requirements, may not meet such requirements in the future, may not have our application to list our common stock on Nasdaq be approved on a timely basis, if at all; and (z) other plans, objectives, expectations and intentions contained in this release that are not historical facts.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in Globaltech’s publicly filed reports, including, but not limited to, Globaltech’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. Globaltech cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to Globaltech or any person acting on behalf of Globaltech are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Globaltech’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Globaltech cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Globaltech undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Globaltech. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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GLOBALTECH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2026 AND DECEMBER 31, 2025

	March 31,	December 31,
	2026	2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$571,222	$528,717
Restricted cash	2,754,669	2,721,030
Accounts receivable – net – Pledge	7,996,528	8,283,057
Short term investments – Pledge	1,010,895	1,037,131
Prepayments	1,021,733	960,235
Stores and spares – Pledged	88,510	835,010
Inventory	4,504,008	5,225,746
Advances	4,526,074	4,332,758
Due from related parties	58,883	158,203
Other receivables	1,415,880	1,426,910
Total current assets	23,948,402	25,508,797
Property, plant and equipment – Mortgage	15,862,645	16,074,411
Operating lease right-of-use assets	1,397,282	1,248,106
Intangible assets – net – Pledge	45,280,247	46,253,581
Goodwill	4,826,373	4,826,375
Advances to related party	3,481,536	3,360,688
Long term receivables and other assets	3,343,373	3,232,132
Deferred tax asset	2,622,439	2,641,751
TOTAL ASSETS	$100,762,297	$103,145,841
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade and other payables	$38,339,257	$38,416,828
Current portion of non-current liabilities	9,192,853	8,896,008
Accrued interest	4,216,849	4,044,858
Short term borrowings- Pledge	3,656,787	2,949,049
Due to related parties	345,959	347,416
Provision for taxation – net	654,075	634,002
Total current liabilities	56,405,780	55,288,161
Term finance certificates	-	-
Long term financing – secured	485,341	623,629
Long term financing – Convertible	1,625,000	1,625,000
Long term deposits and payable	1,908,250	1,687,168
License fee payable	162,808	162,228
Operating lease liability	979,894	977,792
Post employment benefits	739,342	704,377
Due to related parties	2,355,964	2,243,820
Total non-current liabilities	8,256,599	8,024,014
TOTAL LIABILITIES	$64,662,379	$63,312,175
CONTINGENCIES AND COMMITMENTS

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value – authorized 50,000,000 shares of Series A Convertible Preferred Stock 82,800 and 82,800 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	8,280,000	8,280,000
Common stock, $0.0001 par value - 500,000,000 shares authorized and 151,071,091 and 150,719,091 issued and outstanding shares at March 31, 2026 and December 31, 2025, respectively.	15,107	15,072
Additional paid in capital	12,274,286	11,570,321
Accumulated other comprehensive loss	(547,713)	(322,182)
Accumulated deficit	(41,944,270)	(39,824,105)
SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO PARENT	(21,922,590)	(20,280,894)
Non – controlling interest	58,022,508	60,114,560
TOTAL SHAREHOLDERS’ EQUITY	36,099,918	39,833,666
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,762,297	$103,145,841

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GLOBALTECH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	2026	2025
NET REVENUE	$10,425,009	$4,341,720
Direct operating costs (exclusive of depreciation and amortization shown below)	(7,506,868)	(3,931,698)
Other operating costs	(4,231,632)	(641,745)
Depreciation and amortization	(1,908,637)	(501,098)
Other expenses	(24,974)	(210,851)
OPERATING LOSS	(3,247,102)	(943,672)
OTHER:
Other income – net	83,588	218,938
Finance cost	(801,238)	(346,737)
LOSS BEFORE TAXATION	(3,964,752)	(1,071,471)
Taxation	(64,574)	(53,733)
NET LOSS	$(4,029,326)	$(1,125,204)
NET LOSS ATTRIBUTABLE TO:
Common shareholders of Globaltech Corporation	(2,120,166)	(621,113)
Non - controlling interest (NCI)	(1,909,160)	(504,091)
	(4,029,326)	(1,125,204)
Loss per common share: basic and diluted	$(0.014)	$(0.004)
Weighted-average common shares used to compute basic and diluted loss per share	150,829,613	139,933,391

Contact

Dan Green

775 636 3132

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